UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2007

The Mills Limited Partnership

(Exact name of registrant as specified in its charter)

Delaware	000-50694	52-1873369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5425 Wisconsin Avenue
Suite 500
Chevy Chase, MD	20815
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 301-968-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 5.03 is incorporated into this Item 3.02 by reference. The Rollover Preferred Partnership Units (as defined below) were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 18, 2007, SPG-FCM Ventures, LLC (“Purchaser”), SPG-FCM Acquisition, L.P. (“Purchaser LP”), The Mills Corporation (the “Company”) and The Mills Limited Partnership (“Mills LP”) effected the merger of Purchaser LP with and into Mills LP (the “Partnership Merger”). The Partnership Merger was completed pursuant to the terms of the Agreement and Plan of Merger, dated as of February 12, 2007, by and among Purchaser, SPG-FCM Acquisition, Inc., Purchaser LP, the Company and Mills LP.

As a result of the Partnership Merger, all outstanding common units of Mills LP (“Mills LP Units”) (other than Mills LP Units owned by the Company, Purchaser or any of their respective subsidiaries) were converted into the right to receive (a) $25.25 in cash per unit, without interest, or (b) in the case of holders of Mills LP Units who qualify as “eligible holders” and hold at least 5,000 Mills LP Units, a preferred unit of limited partnership interest of Mills LP (each, a “Rollover Preferred Partnership Unit”) per Mills LP Unit. Each Rollover Preferred Partnership Unit carries only the right to elect, at a later date, to receive $25.25 in cash per unit or to exchange each unit for a limited partnership unit of Simon Property Group, L.P. (“Simon OP Unit”) based upon an exchange ratio of 0.211 Simon OP Units for each Rollover Preferred Partnership Unit. As a result of the Partnership Merger, the Company owns all of the outstanding Mills LP Units.

In connection with the Partnership Merger, on April 18, 2007, the Company, in its capacity as the general partner of Mills LP, amended the Limited Partnership Agreement of Mills LP to establish the Rollover Preferred Partnership Units. A copy of the Tenth Amendment to Limited Partnership Agreement of Mills LP is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Tenth Amendment to Limited Partnership Agreement of Mills LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS LIMITED PARTNERSHIP

By:	The Mills Corporation, its General Partner

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Chief Executive Officer and President

Dated: April 20, 2007

Index to Exhibits

Exhibit No.	Description

3.1	Tenth Amendment to Limited Partnership Agreement of Mills LP